Exhibit 10.18

ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS (this “Assignment”) is made as of the 1st day of June, 2012, by EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a mailing address at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Borrower”), to TD BANK, N.A., a national banking association, having an office at 102 West Main Street, New Britain, Connecticut 06050-0174 (“Bank”).

R E C I T A L S :

A.           Borrower is the owner in fee simple absolute of that certain parcel of land situated in the Town of Plainville, County of Hartford, State of Connecticut (the “State”), more particularly described on Exhibit A attached hereto (together with any improvements thereon, the “Property”);

B.            Pursuant to that certain Fourth Term Note dated of even date herewith, made by the Credit Parties (as defined herein) in favor of Lender (together with all extensions, renewals, modifications, substitutions, replacements and amendments thereof, the “Note”), the Credit Parties are indebted to Lender in the aggregate principal sum of TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Loan”), or so much thereof as shall have been advanced pursuant to that certain Credit Agreement by and between Borrower, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Gros-Ite”), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Apex” together with Borrower and Gros-Ite, the “Original Borrowers”) and Bank and dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, as amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011 and as further amended by that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder (the “Fourth Amendment”) by and between the Original Borrowers, EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (“EBTEC”, together with the Original Borrowers, collectively, the “Credit Parties”) and Bank and dated as of the date hereof (as further amended and in effect from time to time, the “Credit Agreement”), (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Credit Agreement”);

C.           The Loan is secured by, among other things, a Mortgage Deed and Security Agreement (the “Mortgage”), dated as of the date hereof, which grants Bank a priority lien on the Property; and

D.           Bank requires as a condition to the making of the Loan that Borrower shall have executed and delivered this Assignment as security for Borrower’s obligations under the Credit Agreement and the Other Documents (as defined in the Credit Agreement).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used in this Assignment and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement.

2.           Collateral Assignment.  As additional security for the full and timely payment of the Obligations and the performance and observance of all obligations, covenants, conditions and warranties on the part of Borrower to be performed or observed under the Credit Agreement and the Other Documents, as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by the Borrower to the Lender or any affiliate of Lender any time, of each and every kind, nature and description, whether arising under this Assignment or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Lender or any affiliate thereof; or are due indirectly by the Borrower to the Lender or any affiliate thereof as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Lender or any affiliate thereof, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting the Credit Agreement or any of the Other Documents (the “Secured Obligations”), Borrower hereby assigns, transfers and pledges to Lender all of Borrower’s right, title and interest in, to and under all permits, licenses, franchises, compliances, certificates, consents and approvals (including, without limitation, all approvals of any governmental authorities), general intangibles, agreements (including, without limitation, each Hedging Contract, if any) and contracts, including, without limitation, contractor agreements, subcontractor agreements, service contracts, insurance policies, warranties, guaranties, indemnities, appraisals, engineering, environmental, soils, insurance and other reports and studies, tenant lists, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained, produced or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, management, maintenance, ownership, or otherwise in respect of the Property, as the same may be amended, supplemented, restated, extended, replaced, supplemented or otherwise modified from time to time, and including any of the foregoing whether now existing or hereafter entered into or otherwise in effect with respect to the Property (collectively, the “Contracts, Licenses and Permits”), together with all cash and non-cash proceeds of any of the foregoing and all claims of Borrower with respect thereto and together with all right, title and interest of Borrower in and to any and all extensions and renewals of any of the foregoing (together with the Contracts, Licenses and Permits, collectively, the “Assigned Property”).

3. Representations and Warranties.  Borrower represents and warrants that:

(a) Borrower has the right to assign the Contracts, Licenses and Permits listed on Schedule 1 annexed hereto in accordance with the terms of this Assignment, without the obligation to obtain the consent thereto of any Person, other than Persons whose consents have been obtained in writing and delivered to Bank;

(b) no other Person has any right, title or interest in Borrower’s interests in the Assigned Property or any part thereof;

(c) the Contracts, Licenses and Permits listed on Schedule 1 annexed hereto (as the same may be updated from time to time pursuant to Section 4(f) below) are in full force and effect and have not been modified, amended or assigned other than pursuant to this Assignment;

(d) neither Borrower nor any other party to the any Contracts, Licenses and Permits (each, an “Other Contract Party”) is in default under any of the terms, covenants or provisions of the Contracts, Licenses and Permits and Borrower knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Contracts, Licenses and Permits by Borrower or any such Other Contract Party;

(e) neither Borrower nor any Other Contract Party has commenced any action or given or received any notice for the purpose of terminating any Contracts, Licenses and Permits; and

(f) all sums due and payable as of the date hereof to any Other Contract Party under the related Contracts, Licenses and Permits have been paid in full.

4. Covenants of Borrower.  Borrower covenants and agrees as follows:

(a) Except to the extent otherwise permitted in the Credit Agreement, Borrower will at all times comply and cause substantial compliance with all of its covenants, obligations and agreements, if any, under the Contracts, Licenses and Permits (including, the obligation to pay all sums due thereunder) to which it is a party and, subject to the terms and conditions of the Other Documents, will use all reasonable efforts to secure or enforce all of its rights under the Contracts, Licenses and Permits to which it is a party.

(b) Except to the extent otherwise permitted in the Credit Agreement, Borrower shall not, other than in the ordinary course of business, surrender, terminate (other than a termination in connection with a default beyond applicable time periods by a third party under the applicable Contract, License and Permit), cancel, modify, amend, enter into any agreement in substitution for, or consent to the assignment of any Contract, License and Permit without Bank’s prior written consent; provided, however, Bank shall not unreasonably withhold its consent for immaterial modifications or amendments to any such Contract, Licenses and Permits.

(c) Borrower shall abide by, perform and discharge in all material respects all obligations, covenants, agreements, and conditions to be performed by Borrower, or any of them, under all material Contracts, Licenses and Permits as if this Assignment had not been made.

(d) Borrower shall give prompt notice to Bank of any default notice issued by any governmental authority or any other party with respect to any of the Contracts, Licenses and Permits together with an accurate and complete copy of any such notice.

(e) Borrower shall exercise all reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition, and agreement to be performed by the licensor, grantor or other contracting party under all such Contracts, Licenses and Permits.

(f) Borrower shall deliver to Bank from time to time an updated Schedule 1 so that the same is a current and complete list as of the time in question of all material Contracts, Licenses and Permits then in existence and deliver the same to Bank together with each Notice of Borrowing under the Credit Agreement.

5. Limitations on Assignment.  So long as no Event of Default shall have occurred and be continuing, subject to the provisions of Section 2 hereof and any other restrictions set forth in the Credit Agreement and the Other Documents, Borrower shall have the exclusive right to exercise all rights in, to and under the Contracts, Licenses and Permits, and Bank shall not have any right to exercise such rights hereunder.  Upon the occurrence and during the continuation of an Event of Default, Bank shall be entitled, at Bank’s option, to exercise all rights in, to and under any or all of the Contracts, Licenses and Permits, whether or not Bank shall take possession of any part of the Property.  The foregoing assignment shall be fully operative without any further action on the part of either party.

6. Remedies. Upon the occurrence and during the continuation of an Event of Default, Bank may, at its option, in addition to all other remedies provided for hereunder, under the Credit Agreement and under the Other Documents, or at law, exercise from time to time any rights and remedies available to Bank under applicable law in respect of the Contracts, Licenses and Permits (including, all of the rights of a secured creditor under any applicable Uniform Commercial Code) and without regard for the adequacy of security for the Obligations, either in person or by Bank with or without bringing any action or proceeding, or by a receiver to be appointed by a court, enter upon, take possession of the Property or any part thereof and exercise all rights of “Borrower” under the Contracts, Licenses and Permits and do any acts which Bank deems proper to protect the security hereof, and upon the occurrence and during the continuance of such event, Borrower shall neither have nor exercise any further rights under the Contracts, Licenses and Permits.  The exercise of any rights under this Assignment by Bank shall not cure or waive any Default or Event of Default, or invalidate any act done pursuant hereto or pursuant to the Credit Agreement or the Other Documents, but shall be cumulative of all other rights and remedies under this Assignment, the Credit Agreement and the Other Documents.

7. Performance Upon Notice.  Borrower hereby irrevocably directs the governmental authority having jurisdiction over the Property as a party to or the issuer of any Contracts, Licenses or Permits or any Contract Party, upon receipt from Bank of written notice to the effect that Bank is then the holder of the Note and that an Event of Default exists and is continuing, to recognize Bank as the “contracting party,” “licensee,” “indemnitee” or “permittee”, as the case may be, under the Contracts, Licenses and Permits for any and all purposes as fully as it would recognize or accept the performance of Borrower thereunder, except that Bank shall not be liable for any acts or omissions or defaults occurring or arising prior to such notice from Bank of an Event of Default, and to act in accordance with any and all instructions given by Bank with respect to such Contracts, Licenses and Permits.  Borrower hereby authorizes and directs any Other Contract Party, to continue performance of such parties’ respective covenants and obligations under their respective Contracts, Licenses and Permits upon Bank’s request therefor, and to continue so to do until otherwise notified by Bank.  Nothing contained in this Assignment shall obligate Bank to perform any of Borrower’s covenants or obligations under the Contracts, Licenses and Permits or otherwise impose any obligations on Bank with respect thereto, until such time as Bank gives notice of an Event of Default and makes a request for continued performance in accordance with this Section 7.

8. Termination.  At such time as the Secured Obligations are fully paid and performed and the Mortgage is released, this Assignment and all of Bank’s right, title and interest hereunder with respect to the Contracts, Licenses and Permits shall terminate.

9. Notices.  All notices or other communications hereunder shall be in writing and shall be given in accordance with Section 13.3 of the Credit Agreement.

10. No Oral Change.  This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Bank or any Other Contract Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

11. Liability.  This Assignment shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns forever.

12. Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

13. Governing Law.  This Assignment shall be governed, construed, applied and enforced in accordance with the laws of the State (without giving effect to the State’s principles of conflicts of law) and the applicable laws of the United States of America.

14. Headings, etc.  The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

15. Duplicate Originals, Counterparts.  This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment.  The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

16. Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

17. Miscellaneous.  (a)  Wherever pursuant to this Assignment (i) Bank exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Bank, or (iii) any other decision or determination is to be made by Bank, the decision of Bank to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Bank, shall be in the sole and absolute discretion of Bank and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Assignment it is provided that Borrower shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Bank.

18. Successors and Assigns.  This Assignment shall inure to the benefit of Bank and its successors and assigns, and shall bind Borrower and its successors and permitted assigns.

[NO FURTHER TEXT ON THIS PAGE]

[Signature Page to Collateral Assignment of Contracts, Permits, & Leases]

IN WITNESS WHEREOF the undersigned have executed this Assignment as of the day and year first written above.

BORROWER:

EDAC TECHNOLOGIES CORPORATION

By: /s/Glenn L. Purple
      Name: Glenn L. Purple
      Its Chief Financial Officer
      Duly Authorized

BANK:

TD BANK, N.A.

By: /s/A. Tommy Boisvert
      Name: A. Tommy Boisvert
      Title: Vice President
      Duly Authorized

EXHIBIT A

PARCEL ONE:

Second piece Commencing at a cement bound at the Junction of the easterly line of East Street and the northerly line of land of The New York, New Haven and Hartford Railroad Company, thence running northeasterly along said easterly line of East Street 232 feet to a cement bound in the southerly line of land now or formerly of Frank G. Boardman, thence running easterly along the southerly line of land now or formerly of said Boardman 109.49 feet to a cement bound; thence running northeasterly along the southerly line of land now or formerly of said Boardman, land now or formerly of George W. Bartlett, land now or formerly of Thomas J. and Frances B. Rich, land now or formerly of Henry C. Baum, land now or formerly of Julia D. O’Connell, 582.24 feet to a cement bound in the easterly line, of Julia D. O’Connell; thence running northerly along the easterly line of land now or formerly of Julia D. O’Connell 200 feet to the southerly line of New Britain Avenue; thence running northeasterly along the southerly line of New Britain Avenue 167.63 feet to a cement bound in the westerly line of land now or formerly of Emma Geer; thence running southeasterly along the westerly line of land now or formerly of Emma Geer and land now or formerly of Marianna and Constantino Certani 511.40 feet to a cement bound; thence running easterly along the southerly line of land now or formerly of Marianna and Constantino Certani 32.40 feet to a cement bound in the westerly line of land now or formerly of Sophie Carucci; thence running southerly along the westerly line of land now or formerly of Sophie Carucci, land now or formerly of Catherine Graham Estate, land now or formerly of Ralph French, land now or formerly of Helen P. Westergren, Sparks Street, and land now or formerly of Finance Discount Corporation 438.90 feet to a cement bound in the northerly line of land of The New York, New Haven and Hartford Railroad Company 794.20 feet to a cement bound; thence running southwesterly along the westerly line of land of The New York, New Haven and Hartford Railroad Company 18.51 feet to a cement bound; thence running westerly along the northerly line of land of The New York, New Haven and Hartford Railroad Company 341 feet to point of beginning.

Bounded: Northerly by land now or formerly of Frank G. Boardman, land now or formerly of George W. Bartlett, land now or formerly of Thomas J. and Frances B, Rich, land now or formerly of Henry C. Baum, land now or formerly of Julia D. O’Connell, New Britain Avenue, land now or formerly of Emma Geer, and land now or formerly of Marianna and Constantino Certani, partly by each; easterly by land now or formerly of Sophie Carucci, land now or formerly of Catherine Graham Estate, land now or formerly of Ralph French, land now or formerly of Helen P. Westergren, Sparks Street, land now or formerly of Finance Discount Corporation, and land of The New York, New Haven and Hartford Railroad Company, partly by each, southerly by land of The New York New Haven and Hartford Railroad Company, and westerly by land now or formerly of Julia D. O’Connell and East Street.

Being the same land described on Map of The Trumbull Electric Manufacturing Company 1948, entitled “Map of Property Located on East St, and New Britain Avenue, Plainville, Connecticut, June 22,1948, Scale 1”=40’” drawn by Joseph N. McKernan, civil engineer, and on file or to be placed on file in the Plainville Land Records Office.

PARCEL TWO:

In and to all that certain piece or parcel of land situate, lying and being In the Town of Plainville, County of Hartford and State of Connecticut, delineated and shown on a certain map hereto attached and made a part hereof entitled “New York, New Haven and Hartford Railroad Office of Engineer Real Estate Surveys Land in Plainville, Connecticut To be Conveyed to General Electric Company Scale 1 in = 50 ft November, 1951 Revised April 10,1953 and bounded and described as follows:

BEGINNING at a point marked by a stone monument set in the northeasterly corner of the following described premises, said point being distance 48 feet northerly from station 6889/74 more or less of the monumented center line of the railroad formerly leading from Boston to Hudson River, measured at right angles thereto; thence southeasterly bounding southeasterly on remaining railroad land, 50 feet, more or less, to a point distant 33 feet northerly from station 6890/22 of said center line measured at right angles thereto.

Thence westerly in a line parallel with and distant 33 feet northerly from and measured at right angles to said center line bounding southerly on remaining railroad land 757 feet, more or less to a point opposite station 6897/79 more or less of said center line.

Thence northeasterly bounding northwesterly on land of the General Electric Company 18.5 feet, more or less to a point distant 48 feet northerly from station 6897/68 more or less of said center line, measured at right angles thereto.

Thence easterly in a line parallel with and distant 48 feet northerly from and measured at right angles to said center line, bounding northerly on said land of the General Electric Company, 794 feet, more or less to the point or place of beginning.

TOGETHER WITH an Easement to General Electric Company dated August 4,1952 and recorded August 14, 1952 in Volume 88 at Page 6 of the Plainville Land Records.

TOGETHER WITH and Easement to General Electric Company dated January 19,1962 and recorded February 21, 1962 in Volume 124 at Page 33 of the Plainville Land Records.

PARCEL THREE:

Known and designated as Lot Nos. 58, 59, 60 and 61 on a Map of Victor Terrace, Plainville, Connecticut, owned by The Eastern Land Trust Providence, RI Scale 1”=40’ May 17,1919, Hall & Bacon, engineers on file in the office of the Town Clerk of said Town of Plainville, and more particularly bounded and described as follows, to wit.

Bounded: Easterly by Sherman Street, 200 feet; Southerly by Lot No. 62 as shown on said map, 98.0 feet; Westerly by land now or formerly of Constantino Certani, 201.8 feet; and Northerly by Lot No. 57 as shown on said map, 124.04 feet.

PARCEL FOUR:

Known and designated as Lot Nos. 65, 66 and 67 on the map hereinbefore referred to and more particularly bounded and described as follows, to wit:

Bounded: Easterly by Sherman Street, 140 feet; Southerly by Sparks Street, 116,0 feet; Westerly by land of Trumbull Wheeler, et a or assigns, 167,77 feet; and Northerly by Lot No. 64 as shown on said map, 101.05 feet.

PARCEL FIVE:

Or ought to have in and to a certain piece or parcel of land with all buildings and improvements thereon and appurtenances thereof, situated in said Town of Plainville and bounded and described as follows:

Known and designated as Lot No. 64 on a Map of Victory Terrace, Plainville, Connecticut, owned by The Eastern Land Trust Providence, RI Scale 1”=40’, May 17, 1919, Hall & Bacon engineers on file in the Office of the Town Clerk in said Town of Plainville, and more particularly bounded and described as follows, to wit:

Bounded: Easterly by Sherman Street, 50 feet; Southerly by Lot No. 65 as shown on said map, land now or formerly of General Electric Company, 101.05 feet; Westerly by land now or formerly of the Trumbull Electric Manufacturing Company, 50.16 feet; and Northerly by Lot No. 63 as shown on said map land now or formerly of John Certani, 97.57 feet.

PARCEL SIX:

A certain piece or parcel of land with all buildings and improvements thereon, situated on the easterly side of East Street In the Town of Plainville, County of Hartford and State of Connecticut, and being shown as property of “Fran G. Boardman” which bounds solely on East Street on a certain Map entitled “Map of Property Belonging to Frank G. Boardman Located on East Street and New Britain Avenue, Plainville, Connecticut, June 16,1948 Scale 1”=40’ Joseph N. McKernan, Civil Engineer”, which Map is on file in the Plainville Town Clerk’s Office, and being more particularly bounded and described as follows, to wit:

Northerly by land now or formerly of Standard Investors, Inc. on hundred eighty-nine and thirty-five one-hundredths (189.35) feet; Easterly by land now or formerly of Standard Investors, Inc., thirty-seven and five tenths (37.5) feet; Southerly by land now or formerly of General Electric Company, two hundred fifty-nine and forty-nine one-hundredths (259.49) feet; and Westerly by the highway, East Street, one hundred seventy-three (173) feet.

PARCEL SEVEN:

Certain parcel of land situated in the Town of Plainville, County of Hartford and State of Connecticut, on the southwesterly side of Hooker Street, containing 0.13 of an acre, more or less, bounded and described as follows:

Northerly and Northeasterly by the southerly highway line of New Britain Avenue and by the southwesterly highway line of Hooker Street, as established by this instrument, each in part, a total distance of 283 feet, more or less, by a line designated “Release Line,” as shown on the map hereinafter referred to, Southerly and Southwesterly by land now or formerly of General Electric Company, 286 feet, more or less.

The above described land comprises a portion of the premises acquired by the State of Connecticut from the General Electric Company by a Certificate of Condemnation recorded in Volume 144 at Page 547 of the Plainville Land Records.

For a more particular description of the above described premises, reference is made to map to be filed in the Plainville Town Clerk’s Office, entitled “Town of Plainville, Map Showing Land Released To General Electric Company by The State of Connecticut, Route 72 (Limited Access Highway), Scale 1”=40’, October, 1976, Karl F, Crawford, Transportation Chief Engineer Bureau of Highways, Town No. 109, Project No, 109,73, Serial No, 59A, Sheet 1 of One Sheet.

PARCEL EIGHT:

That certain parcel of land situated in the Town of Plainville, County of Hartford and State of Connecticut, on the southerly side of relocated Hooker Street, containing 0.17 of an acre, more or less, bounded and described as follows:

Northerly by relocated Hooker Street, 431 feet, more or less, by a line 27 feet southerly from and parallel with the base line of relocated Hooker Street, as shown on the map hereinafter referred to Northeasterly by relocated Hooker Street, 21 feet, more or less, by a straight line extending from the easterly terminus of the above-described line, opposite and at right angles to Station 6-30 right of said base line, southeasterly to the northeasterly property corner of land of the General Electric Company, being in the westerly street line of Sherman Avenue, as shown on said map, Southwesterly by land of the General Electric Company, 20 feet, more or less, Southerly by land of the General Electric Company, 318 feet, more or less, Southwesterly by land of the General Electric Company, 117 feet, more or less, Northwesterly running to a point.

Being a portion of the premises acquired by the State of Connecticut from the Estate of Constantino Certani as described in a Certificate of Condemnation recorded in Volume 146 at Page 231 of the Plainville Land Records, from the General Electric Company as described In a Certificate of Condemnation recorded in Volume 144 at Page 547 of said land records, and from Evelyn E. Lassy by a Warranty Deed recorded In Volume 137 at page 521 of said land records.

For a more particular description of the above-described premises, reference is made to a map to be filed in the Plainville Town Clerk’s Office, entitled “Town of Plainville, Map Showing Land Released to General Electric Company by The State of Connecticut, Connecticut Route 72 (Hooker Street), Scale 1”=40’, June, 1980, Frank M, D’Addabbo, Deputy Transportation Commissioner Bureau of Highways, Town No, 109, Project No, 109,73, Serial No. 94, Sheet 1 of 1 Sheet.

PARCEL NINE:

All that certain piece or parcel of land situated, lying and being in the Town of Plainville, County of Hartford and State of Connecticut, known as No. 8 New Britain Avenue and situated on the southeasterly corner of the Intersection of the highways known as New Britain Avenue and East Street in said Town and being the premises shown on a map entitled “Property of Standard Investors, Inc., Plainville, Connecticut” and which map was prepared by Megson & Hyyppa, Civil Engineers, Glastonbury, Connecticut Scale 1”=10’, dated 10/13/59 and numbered Map No. 79-59-1 and which map is recorded in the Plainville Land Records.  Said premises are more particularly bounded and described as follows:

Beginning at a point on the easterly street line of East Street at the southwesterly corner of the herein described premises, running thence at a bearing of N 34° 30’ 00” E along the said easterly street line of East Street for a distance of 27.40 feet to a point, running thence at a bearing of N 79° 38’ 00” E along the southerly street line of New Britain Avenue for a distance of 168.10 feet to a point, running thence at a bearing of N 81° 24’ 00” E along the said southerly street line of New Britain Avenue for a distance of 46.00 feet to a point, running thence at a bearing of S 7° 08’ 00” E along land of George W. Bartlett for a distance of 199.57 feet to a point; running thence at a bearing of S 82° 43’ 00” W along land of The General Electric Company for a distance of 95.00 feet to a point; running thence at a bearing of N 7° 17’ 00” W along land of Frank G. Boardman for a distance of 37.50 feet to a point; running thence at a bearing of N 53° 21’ 40” W along land of said Frank G. Boardman for a distance of 189.63 feet to the place of beginning.

The map referred to in the above description was filed in the Plainville Land Records on October 15, 1959.

PARCEL TEN:

A certain piece or parcel of land, with the buildings thereon, situated in said Town of Plainville, on the northwesterly side of Sherman Street, known as Lot Nos. 62 and 63 on a map entitled “Victory Terrace, Plainville Connecticut owned by The Eastern Land Trust, Providence, RI Scale 1”=40’ May 17, 1919 Hall & Bacon Engineers” on file in the Town Clerk’s Office of said Town of Plainville, and more particularly bounded and described as follows, to wit:

Northeasterly by land now or formerly of the General Electric Company, Lot No. 61 on said map, ninety-eight (98) feet, southeasterly by Sherman Street, one hundred (100) feet; Southwesterly by land now or formerly of the General Electric Company, Lot No 64 on said map, ninety-seven and fifty-seven one-hundredths (97.57) feet, and Northwesterly by land now or formerly of the General Electric Company and the Estate of Constantino Certani, partly by each.  In all, one hundred and two one-hundredths (101.02) feet.

PARCEL ELEVEN:

In and to a certain piece or parcel of land, with all buildings and improvements thereon, situated to the rear of the southerly line of Hooker Street, in the Town of Plainville, County of Hartford and State of Connecticut, and being more particularly bounded and described as follows, to wit:

Northerly by land now or formerly of State of Connecticut, which borders on Hooker Street, two hundred thirty-four (234) feet, more or less, Easterly by land now or formerly of General Electric Company; Southerly by land now or formerly of General Electric Company; and Southwesterly by land now or formerly of General Electric Company.

Together with rights of access over land now or formerly of State of Connecticut, contiguous and adjoining to the north for purposes of access to and from Hooker Street.

PARCEL TWELVE:

First Piece: Known as No. 10 New Britain Avenue and bounded:

Northerly by New Britain Avenue, one hundred one and thirty-seven one-hundredths (101.37) feet; Easterly by the Second Piece hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, one hundred two and twenty-four one-hundredths (102.24) feet; and Westerly by land now or formerly of Chevron Oil Company, one hundred ninety-nine and two tenths (199.2) feet.

PARCEL THIRTEEN:

Second Piece: Known as No, 12 New Britain Avenue and bounded:

Northerly by New Britain Avenue, sixty (60) feet; Easterly by the Third Parcel hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, sixty (60) feet; and Westerly by the First Piece hereinabove described, two hundred (200) feet.

PARCEL FOURTEEN:

Third Piece: Known as No. 14 New Britain Avenue and bounded:

Northerly by New Britain Avenue, seventy-five (75) feet; Easterly by the Fourth Piece hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, seventy-five (75) feet; and Westerly by the Second Piece hereinabove described two-hundred (200) feet.

PARCEL FIFTEEN:

Fourth Piece: Known as No. 16 Britain Avenue and bounded:

Northerly by New Britain Avenue, one hundred (100) feet, more or less; Easterly by other land now or formerly of the releasee herein, one hundred eighty-six (186) feet, more or less; Southerly by other land now or formerly of the releasee herein one hundred (100) feet; and Westerly by the Third Piece hereinabove described, two hundred (200) feet.

AS TO ALL PARCELS BORDERING SHERMAN STREET:

Excepting Therefrom that certain parcel taken by the State of Connecticut in a Certificate of Taking dated June 24,1965 and recorded July 1,1965 in Volume 144 at Page 547 of said Land Records, NOTE: Portions of said land were conveyed back to General Electric Company in Volume 190 at page 629 and Volume 209 at Page 553 of said Land Records.

AS TO ALL PARCELS BORDERING EAST STREET AND NEW BRITAIN AVENUE:

Excepting Therefrom that certain parcel of land conveyed to the State of Connecticut in a Warranty Deed dated December 17, 1997 and recorded January 5,1998 in Volume 341 at Page 550 of said Land Records.

SCHEDULE 1

LIST OF EXISTING CONTRACTS

All material Contracts, Licenses and Permits affecting the Property.